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                                                                 Exhibit 5.1

                                      January 2, 1996

Board of Directors
Conseco, Inc.
11825 N. Pennsylvania Street
Carmel, IN 46032

Gentlemen and Madam:

     I am Executive Vice President and General Counsel of Conseco, Inc. (the "Corporation"). At your request, I have examined or caused to be examined the Registration Statement on Form S-3 (Registration No. 33-53095), as amended by Pre-Effective Amendments No. 1, 2 and 3 filed with the Securities and Exchange Commission (as so amended, the "Registration Statement") in connection with the registration under the Securities Act of 1933 of (i) debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (ii) shares of preferred stock (the "Preferred Stock"), interests in which may be represented by depositary shares (the "Depositary Shares"), (iii) shares of common stock (the "Common Stock"), and (iv) warrants to purchase Debt Securities, Preferred Shares or Common Stock (the "Warrants"). All of the foregoing securities will be referred to herein collectively as the "Securities."

     The Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements"). The Senior Debt Securities will be issued under an Indenture to be entered into by and between the Corporation and LTCB Trust Company, as Trustee (the "Senior Indenture"). The Subordinated Debt
Securities will be issued under an Indenture to be entered into by and between the Corporation and Star Bank, National Association, as Trustee (the "Subordinated Indenture"). The forms of the Senior Indenture and the subordinated Indenture are included as exhibits to the Registration Statement.

     The opinions expressed in paragraphs 1, 5, and 6 below, relating to whether the securities described therein will be legal, valid and binding obligations of the Corporation, are qualified as to:

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Board of Directors
Conseco, Inc.
January 2, 1996
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     (a) limitations imposed by applicable bankruptcy, insolvency, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium or other laws relating to or affecting the rights of creditors, generally;

     (b) limitations imposed by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

     (c) the effect of applicable court decisions holding that provisions of agreements are unenforceable where the breach thereof imposes restrictions or burdens on a debtor and it cannot be demonstrated that the enforcement thereof is necessary for the protection of the creditor; and the effect of applicable statutes or court decisions limiting in certain circumstances enforcement of provisions imposing penalties, forfeitures, late payment charges or increases in interest rates upon delinquency in payment or default; and the enforceability of any choice of forum which may be included in the securities, which may be subject to limitation by certain procedural rules of and statutes applicable to the Federal courts.

     I have examined, or caused to be examined, instruments, documents and record which I have deemed relevant and necessary for the basis of my opinions hereinafter expressed. Based on such examination, I am of the opinion that:

     1. When appropriate corporate action has been taken to authorize the issuance of any Debt Securities, officers' certificates have been duly executed and delivered in accordance with the applicable Indenture, and such Debt Securities have been duly completed, executed, authenticated, sold and delivered in the applicable form filed as an exhibit to the Registration Statement, in accordance with the applicable Indenture and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Debt Securities will be legal, valid and binding obligations of the Corporation, entitled to the benefits of the applicable Indenture.

     2. When appropriate corporate action has been taken to authorize the issuance of any Preferred Stock and such Preferred Stock has been duly executed, countersigned, sold and delivered in the form filed as an exhibit to the Registration Statement and in


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Board of Directors
Conseco, Inc.
January 2, 1996
Page 3


the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

     3. When appropriate corporate action has been taken to authorize the issuance of any Common Stock and such Common Stock has been duly executed, countersigned, sold and delivered in the form filed as an exhibit to the Registration Statement and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     4. When appropriate corporate action has been taken to authorize the issuance of any Depositary Shares and the underlying Preferred Stock and the execution and delivery of a deposit agreement relating to such Depositary Shares (the "Depositary Agreement"), such Deposit Agreement has been duly executed and depositary receipts representing the Depositary Shares (the "Depositary Receipts") and the underlying Preferred Stock have been duly executed, countersigned, sold and delivered in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and in the Deposit Agreement.

     5. When appropriate corporate action has been taken to authorize the issuance of any Warrants and the underlying Debt Securities, Preferred Stock or Common Stock, as the case may be, and the execution and delivery of a warrant agreement relating to such Warrants (the "Warrant Agreement"), such Warrant Agreement has been duly executed and delivered, and such Warrants have been duly executed, countersigned, sold and delivered in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Warrants will be legal, valid and binding obligations of the Corporation.

     6. When appropriate corporation action has been taken to authorize the issuance of any Debt Securities, Preferred Stock or Common Stock upon exercise of any Warrants, such Warrants have been duly issued and exercised in accordance with their terms and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Debt Securities, Preferred Stock or Common Stock, as


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Board of Directors
Conseco, Inc.
January 2, 1996
Page 4

the case may be, have been duly issued and executed, countersigned and delivered in the applicable form filed as an exhibit to or incorporated by reference into the Registration Statement, any such Debt Securities will be legal, valid and binding obligations of the Corporation, entitled to the benefit of the applicable Indenture and any such Preferred Stock or Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     7. When appropriate corporate action has been taken to authorize the issuance of any shares of Common Stock upon conversion of any convertible Preferred Stock, and such Preferred Stock has been duly issued and converted in accordance with its terms and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     8. When appropriate corporate action has been taken to authorize the issuance of any shares of Common Stock or Preferred Stock upon conversion of any convertible Debt Securities or upon exchange of any exchangeable Debt Securities, such Debt Securities have been duly issued and converted or exchanged, as the case may be, in accordance with their terms and the terms of the applicable Indenture and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, and such shares of Common Stock or Preferred Stock, as the case may be, have been duly executed, countersigned and delivered in the applicable form filed as an exhibit to the Registration Statement, such shares of Common Stock or Preferred Stock, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable.

     I consent to the use of this opinion as an exhibit to the Registration Statement and of my name under the caption "Legal Matters" in the Registration Statement, the Prospectus and the Prospectus Supplement.


                                          Very truly yours,


                                          /s/ LAWRENCE W. INLOW
                                          ---------------------------------
                                          Lawrence W. Inlow
                                          Executive Vice President and
                                           General Counsel

LWI/sb